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                                                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ENGINEERS


Williamson Petroleum Consultants, Inc. (Williamson) hereby consents to the references to Williamson and our preliminary review entitled "Preliminary Review of Reserves Assignment Methodologies and Gross Reserves Estimates Prepared by HS Resources, Inc. on the Amoco Production Company DJ Basin Sales Package, Williamson Project 7.8544" in the HS Resources, Inc. Registration Statement on Form 8-K to be filed on December 9, 1997 with the Securities and Exchange Commission.


                                     /s/  WILLIAMSON PETROLEUM CONSULTANTS, INC.

Houston, Texas
December 9, 1997